EXHIBIT 8.1

[LETTERHEAD OF GOODWIN PROCTER LLP]

May 9, 2014

Essex Property Trust, Inc.
925 East Meadow Drive
Palo Alto, California 94303

RE: Qualification as Real Estate Investment Trust

Ladies and Gentlemen:

We have acted as tax counsel to Essex Property Trust, Inc., a Maryland corporation (the “Company”), in connection the filing of a registration statement on Form S-3 (the “Registration Statement”) by the Company and Essex Portfolio, L.P. (the “Operating Partnership”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Securities Act”), relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus, by the Company of: (i) shares of common stock, par value $0.0001 per share, (ii) one or more series of preferred stock, par value $0.0001 per share, (iii) depositary shares representing preferred stock,1  (iv) guarantees by the Company of debt securities issued by the Operating Partnership, which may be issued in one or more series, (v) warrants or other rights, (vi) stock purchase contracts, (vii) debt securities, and (viii) units comprised of two or more of the foregoing.2  In addition, the registration will include the offering from time to time, as set forth in the Prospectus and one or more supplements to the Prospectus, by the Operating Partnership, an indeterminate amount of debt securities. This opinion letter addresses the Company’s qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”).

In rendering the following opinion, we have reviewed and relied upon the organizational documents of the Company and such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion (collectively, the “Documents”).  For purposes of this opinion letter, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity to the original documents of copies obtained by us from filings with the SEC, (v) the conformity, to the extent relevant to our opinion, of final documents to all documents submitted to us as drafts, (vi) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vii) due execution and delivery of all such documents by all the parties thereto, (viii) the compliance of each party with all material provisions of such documents, and (ix) the accuracy and completeness of all records made available to us.

1 Each depository share will be issued under a deposit agreement and will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depository receipt.

2 Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.

May 9, 2014

We also have reviewed and relied upon the factual representations and covenants of (1) the Company contained in a letter that it provided to us in connection with the preparation of this opinion letter (the “Company REIT Certificate”) regarding the ownership, organization, distributions and operations of the Company and other matters affecting the Company’s ability to qualify as a REIT under the Code and (2) BRE Properties, Inc., a Maryland corporation (“BRE”), contained in a letter that it provided to us in connection with the merger (the “Merger”) of BRE with and into BEX Portfolio, Inc. (formerly known as Bronco Acquisition Sub., Inc.), a Delaware corporation (“Merger Sub”), pursuant to that certain Agreement and Plan of Merger dated December 19, 2013 by and among the Company, BRE and Merger Sub (the “Final BRE REIT Certificate”) regarding the ownership, organization, distributions and operations of BRE and other matters affecting BRE’s ability to qualify as a REIT under the Code as of and prior to the Merger.  We assume that each of the representations and covenants in the Company REIT Certificate has been, is and will be true, correct and complete, that each of the representations and covenants in the Final BRE REIT Certificate was true, correct and complete as of and at all times prior to the Merger, that the Company and its subsidiaries have been, are and will be owned and operated in accordance with the Company REIT Certificate, that BRE and its subsidiaries were owned and operated in accordance with the Final BRE REIT Certificate as of and at all times prior to the Merger, and that all representations and covenants in the Company REIT Certificate and the Final BRE REIT Certificate that speak to the belief and/or knowledge of any person(s) or party(ies), or are subject to similar qualification, have been, are and will continue to be true, correct and complete as if made without such qualification.  To the extent such representations and covenants speak to the intended ownership or operations of any person, we assume that such person will in fact be owned and operated in accordance with such stated intent.  Based upon the foregoing and subject to the limitations set forth herein, including without limitation the discussion below, we are of the opinion that:

1.            For its taxable year ended December 31, 2009 through its taxable year ended December 31, 2013, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT; and

2.            The statements contained under the caption “Material Federal Income Tax Considerations” in the Prospectus that is contained in the Registration Statement, insofar as such statements constitute matters of law, summaries of U.S. federal income tax law or regulation or legal conclusions with respect thereto, have been reviewed by us, and constitute accurate summaries of, and fairly present, the matters described therein in all material respects.

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May 9, 2014

We express no opinion other than the opinion expressly set forth herein.  Our opinion is not binding on the IRS or a court.  The IRS may disagree with and challenge our conclusions, and a court could sustain such a challenge.  Our opinion is based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretations thereof, all as in effect as of the date of this opinion letter (or, with respect to past years, the law in effect for such years).  Changes in applicable law could cause the U.S. federal income tax treatment of the Company to differ materially and adversely from the treatment described herein.

The Company’s actual qualification as a REIT depends on the Company meeting and having met, in its actual ownership and operations, the applicable asset composition, source of income, shareholder diversification, distribution and other requirements of the Code necessary for a corporation to qualify as a REIT.  We will not monitor actual results or verify the Company’s compliance with the requirements for qualification and taxation as a REIT, and no assurance can be given that the actual ownership and operations of the Company and its affiliates have satisfied or will satisfy those requirements.

This opinion letter speaks only as of the date hereof, and we undertake no obligation to update this opinion letter or to notify any person of any changes in facts, circumstances or applicable law (including without limitation any discovery of any facts that are inconsistent with the Company REIT Certificate or our assumptions).

This opinion is solely for the benefit of the Company, and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent.

Very truly yours,

/s/ Goodwin Procter LLP